1 WSFS Financial Corporation 4Q 2020 Investor Update February 2021 Exhibit 99.1

2 Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020, Form 10-Q for the quarter ended June 30, 2020, Form 10-Q for the quarter ended September 30, 2020, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core net income, core return on equity (“ROE”), core efficiency ratio, pre-provision net revenue (“PPNR”), core PPNR, PPNR to average assets ratio, core PPNR to average assets ratio, core return on assets (“ROA”), core Net Interest Margin (“NIM”), return on tangible common equity (“ROTCE”), core ROTCE, core fee income and core fee income as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Forward Looking Statements & Non-GAAP

3 Table of Contents Financial Highlights Page 4 2021 Core Outlook Page 5 Net Interest Margin Trends and 2021 Outlook Page 6 Loan & Deposit Growth Page 7 Credit Risk Management ACL Page 8 Selected Portfolios Page 9 WSFS Franchise and Markets Page 10 Delivery Transformation and Lines of Business Page 16 Selected Financial Information Page 24 Capital Management Page 30 WSFS Mission, Vision, Strategy, and Values Page 32 Appendix: Reconciliation of Non-GAAP Financial Information Page 33

Financial Highlights

WSFS Financial Corporation

$ in millions (expect per share amounts)	4Q 2020 Reported	4Q 2020 Core[1]	FY 2020 Reported	FY 2020 Core[1]
EPS	$1.20	$1.16	$2.27	$1.91
ROA	1.73%	1.67%	0.87%	0.74%
Net Income[2]	$59.8	$57.6	$114.8	$96.6
PPNR[1]	$76.3	$73.4	$298.1	$276.4
PPNR %[1]	2.21%	2.12%	2.27%	2.10%
ROE	13.00%	12.52%	6.25%	5.26%
ROTCE[1]	19.37%	18.68%	9.68%	8.26%
NIM	3.93%	3.93%	3.96%	3.96%
Fee Income	$46.6	$43.5	$201.0	$169.1
Fee Income %[3]	27.5%	26.1%	30.1%	26.6%
Efficiency Ratio	55.0%	55.8%	55.2%	56.4%
ACL Ratio ex PPP	2.73%	2.73%	2.73%	2.73%
Loan-to-Deposit %	77%	77%	77%	77%
Bank CET1	12.50%	12.50%	12.50%	12.50%

4Q and Full-Year operating results reflect healthy NIM, diversified fee income, and strong ACL and Capital levels

4Q Highlights:

- Core ROA[1] of 1.67% improved from 1.48% in 3Q 2020
  - Core PPNR[1] was a strong 2.12% of average assets
- Repurchased 2.9 million shares, or 6% of outstanding common stock, totaling $116.3 million, and the Board approved a quarterly cash dividend of $0.12 per share of common stock
- Maintained strong capital levels including a Bank Common Equity Tier 1 Ratio of 12.50%
- ACL coverage ratio was 2.73%, excluding PPP loans at December 31, 2020
  - Net credit costs (recoveries) were ($0.5) million and net charge-offs were $3.0 million, or 0.13% of average gross loans
- WSFS issued $150 million of Fixed-to-Floating Rate Senior Notes due 2030 with a fixed interest rate of 2.75% for the first five years, the lowest ever coupon obtained by a Kroll only rated senior debt issuance

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Attributable to WSFS
[3] Tax-equivalent

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5 3 2021 Core Outlook Loan Growth Mid single digit growth excluding PPP and non-relationship run-off portfolios primarily driven by C&I, leasing and consumer; 90% of PPP loans assumed forgiven by 4Q 2021 and approximate $200M decline from run-off portfolios Deposit Growth Mid single digit core deposit growth offset by purposeful reduction of time deposits, excluding the impact of elevated customer liquidity Net Interest Margin Range of 3.65% - 3.80%; assumes no short-term interest rate changes; approximately 24-28 bps of purchased loan accretion; approximately 6-10 bps positive PPP impact; assumes 11 bps negative impact from elevated customer liquidity Fee Income Growth1 Mid single digit growth excluding Durbin (effective July 2020) and lower Mortgage compared to outsized 2020; double digit Wealth and mid-high single digit core banking growth; flat including Durbin and Mortgage Provision Costs $20-25 million reflecting new loan growth; opportunity for reserve release if economic recovery accelerates Efficiency Ratio1 Low 60s driven by items described above combined with franchise growth and continued talent and Delivery Transformation investments Tax Rate Approximately 24% 2021 Core Outlook Outlook assumes a gradual and uneven economic recovery, franchise growth, and continued investments in our talent and technology 1 The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

6 3.85% 3.58% 3.35% 3.36% 3.35% - 3.42% 0.31% 0.30% 0.28% 0.26% 0.24% - 0.28% 0.22% 0.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 FY 2021 Outlook NIM Ex PAA/PPP Modeled PAA Incremental PAA PPP 0.1 4.38% 3.93% 3.66% Negative 8 bps PPP impact Net Interest Margin Trends and 2021 Outlook NIM impacted by purchase accretion variability, PPP forgiveness, customer liquidity, and strong deposit betas 3.65% - 3.80% 3.93% • NIM excluding purchase accretion and PPP is stabilized with slight increase from 4Q 2020 levels assumed in full-year 2021 Outlook • Purchase accretion of 24-28 bps in FY 2021 Outlook compared to 51 bps in 4Q 2020 from significant payoff activity • PPP impact of 6 bps in 4Q 2020 due to 22% of loans forgiven. 2021 Outlook assumes additional 68% of the portfolio is forgiven primarily in 1Q and 2Q with a full-year margin impact of approximately 6 to 10 bps • Excess customer liquidity negative impact of 17 bps in 4Q 2020 compared to negative 14 bps impact in 3Q 2020; • Full-year 2021 Outlook assumes 11 bps negative impact • Customer funding cost (total weighted average) of 21 bps in 4Q 2020 compared to 28 bps in 3Q 2020 • Full-year 2021 Outlook assumes approximately 14 bps

Loan and Deposit Growth

WSFS Financial Corporation

Positive loan growth excluding purposeful run-off portfolios and PPP; Significant excess customer liquidity continues

Loans - 4Q 2020 vs 3Q 2020 and 4Q 2019

($ in millions)	Dec 2020	Sep 2020	Dec 2019	4Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,299	$3,300	$3,341	($1)	(0%)	($42)	(1%)
PPP Loans	$751	$954	$0	($203)	(85%)	$751	100%
Commercial Mortgages	$2,086	$2,167	$2,212	($81)	(15%)	($126)	(6%)
Construction Loans	$716	$666	$579	$50	30%	$137	24%
Commercial Leases	$249	$228	$190	$21	37%	$59	31%
Total Commercial Loans	**$7,101**	**$7,315**	**$6,322**	**($214)**	**(12%)**	**$779**	**12%**
Residential Mortgage (HFS/HFI/Rev Mgt)	$955	$1,003	$1,100	($48)	(19%)	($145)	(13%)
Consumer Loans	$1,166	$1,169	$1,134	($3)	(1%)	$32	3%
Total Gross Loans	**$9,222**	**$9,487**	**$8,556**	**($265)**	**(11%)**	**$666**	**8%**
Residential Mortgage (HFI)	*$764*	*$845*	*$1,001*	*($81)*	*(38%)*	*($237)*	*(24%)*
Student Loans Acquired from BNCL	*$117*	*$118*	*$128*	*($1)*	*(3%)*	*($11)*	*(9%)*
Auto Loans Acquired From BNCL	*$22*	*$27*	*$49*	*($5)*	*(74%)*	*($27)*	*(55%)*
Participation portfolios (CRE) from BNCL	*$98*	*$147*	*$233*	*($49)*	*(133%)*	*($135)*	*(58%)*
Leveraged Loans (C&I) from BNCL	*$12*	*$12*	*$26*	*$0*	*0%*	*($14)*	*(54%)*
Total Run-Off Portfolios	***$1,013***	***$1,149***	***$1,437***	***($136)***	***(47%)***	***($424)***	***(30%)***
Gross Loans ex Run-Off Portfolios	**$8,209**	**$8,338**	**$7,119**	**($129)**	**(6%)**	**$1,090**	**15%**
PPP Loans	*$751*	*$954*	*$0*	*($203)*	*(85%)*	*$751*	*100%*
Gross Loans ex Run-Off & PPP Portfolios	**$7,458**	**$7,384**	**$7,119**	**$74**	**4%**	**$339**	**5%**

Deposits - 4Q 2020 vs 3Q 2020 and 4Q 2019

($ in millions)	Dec 2020	Sep 2020	Dec 2019	4Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$3,415	$3,197	$2,189	$219	27%	$1,226	56%
Interest Demand Deposits	$2,636	$2,521	$2,130	$115	18%	$506	24%
Savings	$1,774	$1,718	$1,563	$56	13%	$211	14%
Money Market	$2,654	$2,489	$2,100	$165	26%	$554	26%
Total Core Deposits	**$10,479**	**$9,925**	**$7,982**	**$555**	**22%**	**$2,497**	**31%**
Customer Time Deposits	$1,159	$1,224	$1,357	($65)	(21%)	($198)	(15%)
Total Customer Deposits	**$11,638**	**$11,149**	**$9,339**	**$490**	**17%**	**$2,299**	**25%**

- Continued focus on strategy to optimize our balance sheet mix towards relationship-based commercial loans and deposits
- Customer funding levels remain elevated and increased $490 million during 4Q 2020 primarily due to short-term customer deposits expected to exit during 1Q 2021.

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8 -45% -35% -25% -15% -5% 5% 15% 25% 35% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 3Q Forecast 4Q Forecast Coverage Ratio (ex PPP) 1 Source: Oxford Economics as of December 2020 2 Hotel loan balances are included in the C&I and Construction segments Credit Risk Management - ACL ACL by Segment (ex. PPP) Full-Year GDP forecast of (3.4%) in 2020 and 4.3% in 20211 Year-End Unemployment forecast of 8.1% in 2020 and 6.3% in 20211 4Q 2020 ACL Commentary • Coverage ratio of 2.73% excluding PPP loans and 3.13% including estimated remaining credit mark on the acquired loan portfolio • ACL declined $3.9 million in 4Q 2020 driven by: • Net migration and purposeful portfolio run-off offset by net charge offs • No significant economic forecast changes 2.74% 2.73% GDP Growth by Quarter Unemployment by Quarter 4Q 2020 ACL (in millions) Economic Forecast Impact 3% 5% 7% 9% 11% 13% 15% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 3Q Forecast 4Q Forecast ($ millions) $ % $ % $ % C&I2 $40.3 1.99% $137.8 7.24% $142.4 7.32% Construction2 $4.6 0.78% $10.2 1.54% $12.2 1.70% CRE Investor $9.1 0.41% $34.3 1.58% $31.1 1.49% Owner Occupied $3.2 0.24% $10.4 0.77% $9.6 0.72% Leases $2.0 0.77% $10.7 4.70% $8.5 3.41% Mortgage $8.9 0.90% $8.4 1.00% $6.9 0.90% HELOC & HEIL $9.4 1.27% $11.2 1.41% $11.0 1.35% Installment - Other $3.8 3.82% $5.6 5.55% $3.8 4.64% Other $1.9 0.33% $4.1 1.04% $3.3 0.87% TOTAL $83.2 0.96% $232.7 2.74% $228.8 2.73% 1/1/2020 9/30/2020 12/31/2020 $0 $50 $100 $150 $200 $250 9/30/2020 Net Migration Net Growth / Other NCO 12/31/2020 -$3 $233 $229 -$4 $3

Credit Risk Management – Select Portfolios

WSFS Financial Corporation

Loan Modifications[1]

($ in millions)	$	% of Portfolio
C&I	$ 49	2.5%
CRE	$ 16	0.5%
Construction	$ 9	1.3%
Total Commercial	**$ 74**	**1.2%**
Residential Mortgage	$ 14	1.7%
Education[2]	$ 17	7.2%
Consumer	$ 10	1.1%
Total Consumer	**$ 41**	**1.9%**
Total Loan Modifications	**$ 115**	**1.4%**

- Almost all loan modifications are making some form of payment as of December 31, 2020

Hotel Portfolio

- $524.6 million or 6.2% of loan portfolio[1]
- 49% Criticized; ~85% of loans include recourse; 100% secured by real estate
- 65% business and 35% leisure

Retail CRE Portfolio

- $667.6 million or 7.9% of loan portfolio[1]
- 6.5% Criticized; ~70% of loans include recourse
- 44% of portfolio consists of businesses deemed essential[3]

Office CRE Portfolio[4]

- $521.0 million or 6.2% of loan portfolio[1]
- 9.5% Criticized; ~93% of loans include recourse
- $1.6 million average loan size

Food Services Portfolio

- $182.8 million or 2.2% of loan portfolio[1]
- 33% Criticized; ~90% of loans include recourse; ~47% secured by real estate
- $369 thousand average loan size

Retail Trade Portfolio

- $260.9 million or 3.1% of loan portfolio[1]
- 12% Criticized; ~95% of loans include recourse
- 79% of portfolio consists of businesses deemed essential[3]

[1] Portfolio values are gross loans excluding PPP as of December 31, 2020
[2] Approximately 75% of the loan balances include U.S. government-guaranteed student loans that carry little risk of credit loss
[3] Essential includes grocery, pharmacy, liquor, general merchandise, bank branch, gas/vehicle/convenience, home improvement, and government
[4] Office CRE portfolio includes $52.3 million in Medical Office CRE

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10 WSFS Franchise and Markets

111 As of 12/31/2020 2 AUA represents assets under administration and AUM represents assets under management The WSFS Franchise1 • $14.3 billion in assets • $24.2 billion in combined AUA2 and AUM2, including $2.8 billion in AUM • 112 offices, including 89 branches • One of largest ATM networks in our market with 626 branded-ATMs Founded in 1832, WSFS is one of the ten oldest banks in the U.S. National Presence Commercial Retail Wealth Cash Connect® Equipment Leasing Major Business Lines Largest independent bank & trust company HQ in Delaware-Greater Philadelphia region Mortgage Regional Presence

12 ~10-20% higher income than the U.S. overall 1 Bureau of Labor Statistics, as of November 2020: Employees on nonfarm payrolls by industry supersector; Philadelphia-Camden-Wilmington MSA; not seasonally adjusted 2 Unemployment rate for the Philadelphia-Camden-Wilmington MSA, as of November 2020. Not seasonally adjusted 3 U.S. Census Bureau: 2019 American Community Survey; Philadelphia-Camden-Wilmington MSA 4 Bureau of Labor Statistics, as of May 2019: Occupational Employment and Wages, Philadelphia-Camden-Wilmington, MSA Diversity of industries drives stable and favorable employment and economic growth in our markets Regional Employment Composition1 Regional Statistics3 The WSFS Franchise - Our Markets Philadelphia-Camden-Wilmington MSA Over 4% of U.S. within branch network 6.1M Population 2.3M Households 2.5M Housing Units $40.9K Per Capita Income $264K Median Home Value ~10% higher household value than the U.S. overall 38.9 Median Age 67% Housing Owner Occupied 7.1% Unemployment2 • 52% improvement since 2Q 2020 peak Purchasing power vs. US Avg Income $27.69 Mean Hourly Wage4 $74.5K Median Home Income Manufacturing 6% Trade, Transportation & Utilities 18% Financial Activities 8% Professionl & Business Services 16% Educational & Health Services 23% Leisure & Hospitality 7% Other 10% Government 12%

The WSFS Franchise – Strategic Opportunity

WSFS Financial Corporation

At $14.3 billion in assets at 12/31/2020, WSFS fills a long-standing service gap in our market between larger regional/national banks and smaller community banks

MSA: Philadelphia-Camden-Wilmington[1]

#	Institution Name	Net Deposits ($mm) 2020	Market Share % 2020	Deposits / Branch ($mm) 2020	Branch Count 2020
1	Wells Fargo Bank	$35,311	16.7%	$196.2	180
2	TD Bank	$32,871	15.6%	$236.5	139
3	Bank of America	$22,412	10.6%	$287.3	78
4	PNC Bank	$20,752	9.8%	$141.2	147
5	Citizens Bank	$19,346	9.2%	$119.4	162
6	M & T Bank	$10,891	5.2%	$242.0	45
7	**WSFS Bank**	**$9,680**	**4.6%**	**$125.7**	**77**
8	Santander Bank	$6,966	3.3%	$96.8	72
9	Truist Bank	$5,852	2.8%	$80.2	73
10	Univest Bank and Trust	$4,317	2.0%	$134.9	32
11	Bryn Mawr Trust	$4,081	1.9%	$99.5	41
12	Fulton Bank	$3,933	1.9%	$74.2	53
13	Republic First Bank	$3,425	1.6%	$126.9	27
14	Firstrust Savings Bank	$3,138	1.5%	$184.6	17
15	KeyBank	$2,230	1.06%	$62.0	36
	Remaining 79 Institutions	*$28,026*	*13.3%*	*$81.5*	*344*

Regional Highlights[2]

- 4th largest metro in the Northeast –$444 billion regional economy
- 6th largest MSA population in the U.S
- 4th largest depository MSA in the U.S.

WSFS Highlights[1]

- **45% YOY improvement in branch efficiency** (deposits per branch)
- **11% YOY deposit growth**
- **79 institutions with ~$355M average deposits** outside of MSA's top 15

[1] Sources: FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits, credit unions, and non-traditional banks (e.g. credit card companies); as of June 30, 2020. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

[2] Sources: U.S Bureau of Economic Analysis, U.S. Census Bureau, Select Greater Philadelphia Council, U.S Bureau of Labor Statistics. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD)

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14 The WSFS Franchise – Growth & Performance M ill io ns 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information Note: GAAP ROA is the following: 2018 – 1.92%, 2019 – 1.30%, and 2020 – 0.87%

15 Customer engagement survey places WSFS at the 66th percentile1 60% of WSFS Customers surveyed rated us a “5” out of 5, saying “WSFS is the perfect bank for people like me”1 #1 “Top Bank” in Delaware nine years in a row; The News Journal “Best Board and Technology Strategy”; Bank Director 1 Completed by the Gallup Organization, as of December 31, 2020 2 Per Bloomberg; closing price as of December 31, 2020 Business Model and Total Shareholder Returns “Top Workplace” fifteen years in a row and #1 in 2020; The News Journal “Top Workplace” six years in a row; Inquirer.com “Best Community Involvement”; DE Small Business Chamber “Best of Biz” for Business Banking; South Jersey Magazine 2020 Annual World’s Best Banks & America’s Best Banks honoree; Forbes 2020 Gallup Culture Transformation Award; Gallup Organization Engaged Associates, living our culture, making a better life for all we serve “Soaring 76’s Fastest Growing Companies”; Philadelphia Business Journal Total Shareholder Returns2 “4th Ranked Bank Overall”; Bank Director -25% 25% 75% 125% 175% 225% 275% 1 Year 3 Year 5 Year 7 Year 10 Year 1 Year 3 Year 5 Year 7 Year 10 Year WSFS 3.6% -2.8% 45.7% 85.1% 212.5% KBW Bank -10.3% 0.5% 53.1% 68.3% 136.9% SNL U.S. Bank > $10B -19.8% -9.7% 34.6% 52.6% 115.9% NASDAQ Bank -7.5% -3.6% 40.3% 60.2% 141.2% S&P 500 18.4% 48.8% 103.0% 133.9% 266.7%

16 Delivery Transformation and Lines of Business

17 • Maximizing data-driven analytics to deliver personalized campaigns leading to customer acquisitions • Implementing Salesforce© for improved 360-degree views of Customers for cross-sell opportunities • Lower new customer acquisition cost while improving Net Promoter Score Optimization of our physical footprint driving accelerating investments into our digital capabilities, consistent with our brand, to provide best-in-industry solutions and better serve Customers Delivery Transformation • Redesigning the account opening process focused on the Customer Experience • Delivering a true omnichannel experience that reduces application time and processing requirements • Improving synergies with marketing campaigns and reduced physical signatures • Digital documentation and retention • Improving AML and fraud detection success through Verafin© • Incorporating robotic processing automation into organization design reducing manual turnaround times and decreasing cost • Creating a flexible technology stack for future growth and broader capabilities Identify & target new Customers Enable our Customers to bank as they want Transforming for the evolving digital age OneWSFS Identify & Target Enable Customers Transform $17.5M 2021 Expected Net Investment

18 - 2,000 4,000 6,000 8,000 10,000 12,000 03/02/20 04/02/20 05/02/20 06/02/20 07/02/20 08/02/20 09/02/20 10/02/20 11/02/20 12/02/20 MyWSFS Adoption and Usage Growth2 Conversations (Cumulative) Adoptions (Cumulative) 99% 92% 83% 58% 66% 69% 66% 65% 67% 70% 59% 71% 100% 102% 96% 105% 123% 95% 105% 111% 100% 92% 93% 88% 104% 115% 105% 128% 141% 162% 186% 172% 166% 159% 162% 160% 187% 0% 25% 50% 75% 100% 125% 150% 175% 200% 2019 Avg Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Channel Volumes1 Branch Transactions Contact Center Call Handled Mobile Deposits • Branch Net Promoter Score (NPS) improved in 4Q to 77.5, the highest quarter performance since program inception. Contact Center Net Promotor Score (NPS) improved in 4Q to 59.0. Surveys are conducted utilizing Medallia • Since COVID-19 pandemic, WSFS supported consistent volumes of total deposit transactions with a significant shift from physical to mobile, including a record high number of Mobile Deposits in December 2020 • Increased digital and remote banking volume demonstrates versatile and adaptable channel strategy, while managing a significant increase in contact center volume due to COVID-19 impact and relief programs • MyWSFS, launched in 2019, offers a secure mobile application that enables communication directly and in real-time with a WSFS Associate to support Customer’s banking needs from any location 1 Chart reflects monthly volume in 2020 indexed to average monthly 2019 volume 2 Chart reflects cumulative growth since COVID-19 and through December 31, 2020 Channel Strategy and Digital Adoption

Commercial Banking

WSFS Financial Corporation

Local, relationship-focused lending including cash management, wealth management, and private banking services

Business Banking	Middle Market	Comm. Real Estate	Small Business	SBA Lending
Revenues: $3 million - $20 million+	Revenues: $20 million-$150 million	Revenues: N/A	Revenues: $250,000 - $5 million+	Profit: Up to $5 million
Loan Exposure: $1 million – $15 million+	Loan Exposure: $5 million – $30 million+	Loan Exposure: $3 million – $30 million+	Loan Exposure: up to $1.5 million	Loan Exposure: up to $5 million
Average Relationship Exposure: $2.1 million	Average Relationship Exposure: $6.0 million	Average Relationship Exposure: $7.6 million	Average Loan Exposure: $0.1 million	Average Loan Exposure: $0.2 million
38 Relationship Managers	6 Relationship Managers	15 Relationship Managers	17 Relationship Managers	7 Relationship Managers

Added 7 Commercial Relationship Managers in 3Q and 4Q 2020

Disciplined Credit and Underwriting Philosophy

- Conservative lending and concentration limits
  - CRE[1]: 300%, 210% actual
  - Construction[2]: 100%, 66% actual
- Concentration limits by industry, CRE, project and individual borrower
- House Limit: $70 million at 12/31/2020 (1 Relationship)
  - 4 relationships >$50 million

In Delaware and Pennsylvania, WSFS Bank ranks 1st in **Overall Satisfaction, Values Long-Term Relationships, Overall Satisfaction with Relationship Manager, Responsiveness and Prompt Follow-up on Requests, Knowledge of Cash Management Services, Provides Advice to Help Business Grow and Effectively Coordinates Product Specialists** among commercial businesses surveyed.

GREENWICH
DATA | ANALYTICS | INSIGHTS

Source: 2019 Greenwich Associates Market Tracking Program
(WSFS - Total Footprint Plus Oversample - $1-500MM - FY 2019)

[1] Defined as the sum of CRE and Construction (excluding owner occupied) exposures divided by the sum of Tier 1 Capital and ACL; as of 12/31/20
[2] Defined as Construction (excluding owner occupied) exposure divided by the sum of Tier 1 Capital and ACL; as of 12/31/20

19

Retail Banking

Relationship-focused community banking model with 89 banking offices & 626 ATMs

Branch & ATM Network	Online & Mobile	Banking	Lending	Mortgage
Locations across Delaware, southeastern Pennsylvania and southern New Jersey	Over 125K active online banking users and over 80K active mobile banking users	Providing Customers with a wide range of options to make banking simple, intuitive and seamless	Meeting Customers' borrowing needs through in-house originations and strategic partnerships	Offering a full range of mortgage products with national capabilities, world-class service and local-decision making
Operates universal banking model to maximize staffing efficiencies while providing a superior Customer experience	Highly rated mobile banking application that provides a range of functionality including WSFS SnapShot Deposit, Zelle®, MyWSFS and WSFS Mobile Cash	Deposit Products: • Noninterest DDA • Interest DDA • Savings • Money Market • Time Deposits	Consumer Loan Products: • Installment • HELOC • Personal Lines • Credit Cards • Student Loans	Significant contributor to fee income through our originate and sell mortgage model

Voted **#1 "Top Bank" in Delaware nine years in a row** by readers of *The News Journal*


WSFS bank

60% of WSFS Customers surveyed rated us a "5" out of 5, saying "WSFS is the perfect bank for people like me."[1]

[1] Completed by the Gallup Organization; as of December 31, 2020

20

21 $979 $1,246 $1,557 $- $400 $800 $1,200 $1,600 2018 2019 2020 • Oldest and second largest vault cash provider in the ATM industry - over $1.5 billion in vault cash supplied or supported at 12/31/2020 • Approximately 32,000 non-bank ATMs & retail safes in all 50 states1 • ~9,000 devices utilizing armored car management and/or cash forecasting1 • Support ~75 ATM ISOs and ~835 deposit safe customers with over 4,500 safes1 • Supports 6261 branded ATMs for WSFS Bank; one of the largest networks in our footprint • $10.3 million in net revenue (fee income less funding costs) and $2.2 million in pre-tax income in 4Q 2020 • FY 2020 ROA of 1.97% • 5-year CAGR2 for net revenue of 8.30% • 59% growth in dollars managed since 2018 1 As of 12/31/2020 2 5 years ending 12/31/2020 3 As of 12/31 of each year ATM Vault Cash “Bailment” Smart Safes Armored Carrier Management Cash Forecasting & Reconcilement Services Loss Protection Fees WSFS Branded ATMs Leading National Provider of Cash Logistics Cash Connect® An innovation center for the company, both expanding core ATM offerings and additional payment, processing and software-related activities (i.e., launched WSFS Mobile Cash) Dollars Managed ($mm)3

22 NewLane Finance Background: • Co-founded in 2017 by industry veterans who built Marlin Business Services from a start-up to a publicly-traded company (Nasdaq: MRLN) • WSFS owns ~83% of the Company Market Size: • Micro & Small Ticket Equipment Leasing is a $100 billion segment with over 100 thousand equipment dealers and 31 million small businesses nationwide Product Offering: • Lease/Loan to finance business critical equipment • Deal size ranges from $3K - $500K; average deal size approximately $30K • Yields range 4%-29% with terms 12-72 months • Stable credit default risk and minimal residual exposure Vendor Relationship Model Small and Mid-Size Business Market Focus Advanced Technology Platform Superior Customer Experience Simple, Fast and Convenient Offer Attractive Risk Adjusted Margins Micro & Small Ticket Commercial Equipment Financing Value Proposition: • Provide a better lending experience through advanced technologies, customer-centric approach and transparent business lending practices • Deliver simple, fast, & competitive financing solutions $57 $111 $135 $- $30 $60 $90 $120 $150 2018 2019 2020 Leasing Originations ($mm)1 1 As of 12/31 of each year

23 WSFS Wealth Financial Highlights 4Q 2020 Net Revenue: $19.0 million 4Q 2020 Pre-tax Income: $9.2 million $24.2 billion in combined assets under management and administration, including $2.8 billion AUM at 12/31/2020

24 Selected Financial Information

25 Time 10% Non-interest DDA 29% Money Market & Savings 38% Interest DDA 23% • Customer Funding increased $0.5 billion in 4Q 2020 elevated by excess liquidity Balance Sheet Composition at December 31, 2020 C&I 39% CRE 25% Construction 8% Commerical Leasing 3% Residential Mortgage 11% Consumer 14% Investments 19%Cash Connect 3% Other Non- Earning Assets 17% Net Loans (ex PPP) 61% • Commercial loans comprise 75% of the gross loan portfolio, excluding PPP • 85% of consumer loans are secured • $11.3 million credit card exposure Equity 13% Customer Deposits 81% • 90% total customer deposits represent Core • Non-interest and very low interest DDA (WAC 6 bps) represent 52% of customer funding Investments are composed of high quality, marketable investment grade securities with low credit risk; more than 95% in MBS issued by GNMA, FNMA or FHLMC 1 Excludes $751 million of PPP loans at December 31, 2020 $13.6B Assets $8.2B Net Loans Asset Composition (ex PPP)1 11% YOY Asset Growth Funding Composition $11.6B Deposits 77% Loan-to-Deposit 25% YOY Deposit Growth Other Borrowings 4% Other Liabilities 2%

26 Customer Deposit Costs 0.86% 0.83% 0.76% 0.49% 0.39% 0.29% 0.63% 0.63% 0.58% 0.35% 0.28% 0.21% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% - $2 $4 $6 $8 $10 $12 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 Bi lli on s Interest-bearing Noninterest-bearing Interest-bearing Cost Total Deposit Cost Disciplined funding cost management, including deposit beta of approximately 28% for the down rate cycle 0.25% 0.28% 0.37% 0.65% 0.82% 0.47% 0.19% 0.20% 0.27% 0.47% 0.62% 0.34% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% - $2 $4 $6 $8 $10 $12 2015 2016 2017 2018 2019 2020 Bi lli on s Interest-bearing Noninterest-bearing Interest-bearing Cost Total Deposit Cost Average Customer Deposit Costs Per Year Average Customer Deposit Costs Per Quarter 1 Interest-bearing deposits include demand, money market, savings, and customer time deposits 1 11 1

27 $30 $33 $37 $40 $55 $48 $6 $7 $6 $6 $11 $30 $30 $36 $43 $51 $51 $41 $23 $27 $36 $41 $44 $50 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2015 2016 2017 2018 2019 2020 To ta l C or e 1 Fe e in co m e $ in M ill io ns Bank Segment Mortgage Cash Connect Trust & Wealth 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 %s represent core fee (noninterest) income / total net revenue. Note: GAAP Fee Income is the following: 2018 – $201.0M, 2019 – $188.1M, and 2020 - $162.5M; GAAP Fee Income/Total Net Revenue is the following: 2018 – 40%, 2019 – 30%, and 2020 – 30% • Core Fee income is well diversified with over 20 discrete products and services within our lines of business 2020 Notables: • Cash Connect fees impacted by the lower interest rate environment, fully offset by reduced funding costs • Bank Segment included the first year of Durbin, which had a $6.5M negative impact • Strong historical growth in each segment; 5-year CAGR (2016-2020): • Trust & Wealth: 17% • Cash Connect: 6% • Bank: 10% • Total: 14% Diversified & Robust Core Fee Income 27%2 27%2 36%2 36%2 35%2 34%2

28 1 WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 2 Includes PPP loans • High % of variable/adjustable rate to total loan portfolio: 50% excluding PPP • Approximately half of variable rate loans tied to 30- day LIBOR • High % core deposits: 90%; high % non-interest bearing and low-interest DDA: 52% • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of approximately 50% Interest Rate Risk1 at December 31, 2020 WSJ Prime @ 3.25% Balance Sheet Drivers 12-Month IRR2 BPs change NII Impact (%) NII Impact ($) -100 (2.8%) ($11.5 million) -50 (2.1%) ($8.6 million) -25 (1.5%) ($6.3 million) Static Base +25 1.5% $6.3 million +50 3.2% $13.1 million +100 6.5% $26.6 million

29 0.0% 0.2% 0.3% 0.5% 0.6% 0.8% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 10% 20% 30% 40% 50% 60% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 Classified Loans Criticized Loans Delinquencies1 / Gross Loans Net Charge-Offs3 1 Includes non-accruing loans 2 One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016 3 Ratio of quarterly net charge-offs to average gross loans Criticized & Classified Loans / Tier-1 + ACL NPAs / Total Assets 51.3% 35.5% 0.45% 0.14% Credit Metrics (ex PPP) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 Delinquencies Large Relationship Govt. Guaranteed Student Loans 0.93% 2

30 12.15% 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 13.41% 12.68% 13.24% 12.50% 7.5% 8.5% 9.5% 10.5% 11.5% 12.5% 13.5% 350 550 750 950 1,150 1,350 1,550 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Mar 2020 Jun 2020 Sep 2020 Dec 2020 Common Equity Tier 1 Capital Common Equity Tier 1 Capital Ratio Capital Management - Bank Disciplined capital management providing flexibility to grow & return profits to shareholders Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Risk-Based Capital 9.28% 9.83% 10.35% 10.52% 10.72% 9.66% 9.73% 10.82% 11.72% 11.85% 10.40% 10.31% 9.74% 4.5% 6.5% 8.5% 10.5% 12.5% 14.5% 4,000 6,000 8,000 10,000 12,000 14,000 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Mar 2020 Jun 2020 Sep 2020 Dec 2020 Average Assets (QTD) Tier 1 Leverage Ratio M ill io ns M ill io ns 12.15% 13.04% 13.16% 12.54% 12.35% 11.19% 11.36% 12.69% 13.52% 13.41% 12.68% 13.24% 12.50% 7.5% 9.0% 10.5% 12.0% 13.5% 15.0% 350 550 750 950 1,150 1,350 1,550 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Mar 2020 Jun 2020 Sep 2020 Dec 2020 Tier 1 Capital Tier 1 Capital Ratio M ill io ns 13.40% 14.29% 14.36% 13.56% 13.15% 11.93% 12.08% 13.37% 14.01% 14.53% 13.93% 14.50% 13.76% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 400 600 800 1,000 1,200 1,400 1,600 Dec 2011 Dec 2012 Dec 2013 Dec 2014 Dec 2015 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Mar 2020 Jun 2020 Sep 2020 Dec 2020 Total Capital Total Risk Based Capital Ratio M ill io ns

31Note: 2015 adjusted to reflect 3 for 1 stock split in May 20151 As defined in our most recent proxy (dollars in 000s) 2015 2016 2017 2018 2019 2020 Total Capital Returned $37,606 $22,061 $21,165 $44,419 $113,780 $179,313 Total Shares Repurchased 1,152,233 449,371 255,000 691,742 2,132,390 3,950,855 $0.21 $0.25 $0.30 $0.42 $0.47 $0.48 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 2015 2016 2017 2018 2019 2020 A nn ua l D iv id en ds P ai d pe r Sh ar e Ca pi ta l R et ur ne d ($ in 0 00 s) Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share Capital Management / Ownership Alignment • Executive management bonuses and equity awards based on bottom-line performance ROA, ROTCE and EPS growth – equally weighted • Insider ownership1 is approximately 2% Board of Directors and Executive Management ownership guidelines in place and followed • Repurchased 2.9 million shares or 6% of common shares outstanding in 4Q 2020 Approximately 10% of common shares outstanding still available for repurchase, under the Board authorization approved in 1Q 2020, that allows for the purchase of 15% of outstanding shares • The Board of Directors approved a quarterly cash dividend of $0.12 per share of common stock which will be paid in February 2021

32 WSFS Mission, Vision, Strategy, and Values

33 Appendix: Non-GAAP Financial Information

34 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted net income (non-GAAP) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, unrealized gains and corporate development costs; • Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments; • Core earnings (loss) per share is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core fee income; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, loss on early extinguishment of debt and contribution to WSFS Community Foundation; • Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core fee income; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) average assets for the applicable period; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of income tax provision (credit) and provision for credit losses; and • Core return on average equity (ROE) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) average stockholders’ equity for the applicable period

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
Net interest income (GAAP)	$ 123,001	$ 113,048	$ 117,569	$ 465,955
Core net interest income (non-GAAP)	$ 123,001	$ 113,048	$ 117,569	$ 465,955
Noninterest income (GAAP)	$ 46,632	$ 49,171	$ 41,770	$ 201,025
Less: Securities gains	3,153	3,322	255	9,076
Less: Unrealized gains on equity investments, net	—	104	—	761
Less: Realized gain on sale of equity investment, net	—	—	—	22,052
Core fee income (non-GAAP)	$ 43,479	$ 45,745	$ 41,515	$ 169,136
Core net revenue (non-GAAP)	$ 166,480	$ 158,793	$ 159,084	$ 635,091
Core net revenue (non-GAAP) (tax-equivalent)	$ 166,756	$ 159,068	$ 159,365	$ 636,242
Noninterest expense (GAAP)	$ 93,373	$ 93,540	$ 98,126	$ 368,844
Plus: Recovery of fraud loss	—	—	(463)	—
(Plus)/less: Corporate development expense	(242)	428	4,607	4,328
Less: Restructuring expense	510	—	1,530	510
Less: Loss on early extinguishment of debt	—	2,280	—	2,280
Less: Contribution to WSFS Community Foundation	—	—	—	3,000
Core noninterest expense (non-GAAP)	$ 93,105	$ 90,832	$ 92,452	$ 358,726
Core efficiency ratio	55.8%	57.1%	58.0%	56.4%
Core fee income as a percentage of total core net revenue (tax-equivalent)	26.07%	28.76%	26.05%	26.58%

35

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
GAAP net income attributable to WSFS	$ 59,813	$ 51,145	$ 45,704	$ 114,774
Plus/(less): Pre-tax adjustments[1]	(2,885)	(718)	5,419	(21,771)
(Plus)/less: Tax impact of pre-tax adjustments	687	264	(1,023)	3,645
Adjusted net income (non-GAAP) attributable to WSFS	$ 57,615	$ 50,691	$ 50,100	$ 96,648
Net income (GAAP)	$ 59,741	$ 50,823	$ 45,424	$ 113,320
Plus: Income tax provision	17,455	15,140	14,199	31,636
Plus/(less): (Recovery of) provision for credit losses	(936)	2,716	1,590	153,180
PPNR (Non-GAAP)	76,260	68,679	61,213	298,136
Plus/(less): Pre-tax adjustments[1]	(2,885)	(718)	5,419	(21,771)
Core PPNR (Non-GAAP)	$ 73,375	$ 67,961	$ 66,632	$ 276,365
Average Assets	$ 13,752,900	$ 13,647,993	$ 12,226,162	$ 13,148,317
PPNR % (Non-GAAP)	2.21%	2.00%	1.99%	2.27%
Core PPNR % (Non-GAAP)	2.12%	1.98%	2.16%	2.10%
GAAP return on average assets (ROA)	1.73%	1.49%	1.48%	0.87%
Plus/(less): Pre-tax adjustments[1]	(0.08)	(0.02)	0.18	(0.17)
(Plus)/less: Tax impact of pre-tax adjustments	0.02	0.01	(0.03)	0.04
Core ROA (non-GAAP)	1.67%	1.48%	1.63%	0.74%
Earnings per share (GAAP)	$ 1.20	$ 1.01	$ 0.88	$ 2.27
Plus/(less): Pre-tax adjustments[1]	(0.06)	(0.01)	0.10	(0.43)
(Plus)/less: Tax impact of pre-tax adjustments	0.02	—	(0.02)	0.07
Core earnings per share (non-GAAP)	$ 1.16	$ 1.00	$ 0.96	$ 1.91

[1] Pre-tax adjustments include securities gains, realized/unrealized gains on equity investments, corporate development and restructuring expense, loss on early extinguishment of debt, and contribution to WSFS Community Foundation.

36

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2020	Three Months Ended September 30, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020
Calculation of return on average tangible common equity:				
GAAP net income attributable to WSFS	$ 59,813	$ 51,145	$ 45,704	$ 114,774
Plus: Tax effected amortization of intangible assets	2,090	2,090	2,121	8,481
Net tangible income (non-GAAP)	$ 61,903	$ 53,235	$ 47,825	$ 123,255
Average stockholders' equity of WSFS	$ 1,830,244	$ 1,836,256	$ 1,856,311	$ 1,836,115
Less: average goodwill and intangible assets	558,750	561,505	570,685	563,126
Net average tangible common equity	$ 1,271,494	$ 1,274,751	$ 1,285,626	$ 1,272,989
Return on average common equity (GAAP)	13.00%	11.08%	9.77%	6.25%
Return on average tangible common equity (non-GAAP)	19.37%	16.61%	14.76%	9.68%
Calculation of core return on average tangible common equity:				
Adjusted net income (non-GAAP) attributable to WSFS	$ 57,615	$ 50,691	$ 50,100	$ 96,648
Plus: Tax effected amortization of intangible assets	2,090	2,090	2,121	8,481
Core net tangible income (non-GAAP)	$ 59,705	$ 52,781	$ 52,221	$ 105,129
Net average tangible common equity	$ 1,271,494	$ 1,274,751	$ 1,285,626	$ 1,272,989
Core return on average common equity (non-GAAP)	12.52%	10.98%	10.71%	5.26%
Core return on average tangible common equity (non-GAAP)	18.68%	16.47%	16.12%	8.26%

37

38 Appendix: Non-GAAP Financial Information 1 For details on our core adjustments for full-year 2010 through 2019 refer to each years’ respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K (dollars in thousands, except per share data) 2010 2011 2012 Net Income (GAAP) 14,117$ 22,677$ 31,311$ Adj: Plus/less core (after-tax)1 420 (2,664) (11,546) Adjusted net income (non-GAAP) 14,537$ 20,013$ 19,765$ Average Assets 3,796,166$ 4,070,896$ 4,267,358$ Core ROA 0.38% 0.49% 0.46% (dollars in thousands, except per share data) 2013 2014 2015 Net Income (GAAP) 46,882$ 53,757$ 53,533$ Adj: Plus/less core (after-tax)1 (4,290) (4,632) 4,407 Adjusted net income (non-GAAP) 42,592$ 49,125$ 57,940$ Average Assets 4,365,389$ 4,598,121$ 5,074,129$ Core ROA 0.98% 1.07% 1.14% (dollars in thousands, except per share data) 2016 2017 2018 Net Income (GAAP) 64,080$ 50,244$ 134,743$ Adj: Plus/less core (after-tax)1 4,323 32,597 (20,436) Adjusted net income (non-GAAP) 68,403$ 82,841$ 114,307$ Average Assets 6,042,824$ 6,820,471$ 7,014,447$ Core ROA 1.13% 1.21% 1.63% For the year ended December 31, (dollars in thousands, except per share data) 2019 2020 Net Income (GAAP) 148,809$ 114,774$ Adj: Plus/less core (after-tax)1 36,295 (18,126) Adjusted net income (non-GAAP) 185,104$ 96,648$ Average Assets 11,477,856$ 13,148,317$ Core ROA 1.61% 0.74% For the year ended December 31, For the year ended December 31, For the year ended December 31,

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	2015	2016	2017	2018	2019	2020
	For the year ended December 31,					
Net Interest Income (as reported)	$ 166,800	$ 193,745	$ 221,271	$ 246,474	$ 444,948	**$ 465,955**
Adj: FHLB Special Dividend	(808)	-	-	-	-	**-**
Adj: Tax-equivalent income	2,298	2,970	2,991	1,360	1,215	**1,151**
Core Net Interest Income[2]	$ 168,290	$ 196,715	$ 224,262	$ 247,834	$ 446,163	**$ 467,106**
Average Interest-Earning Assets	$ 4,368,223	$ 5,072,473	$ 5,684,724	$ 6,052,145	$ 10,057,074	**$ 11,804,926**
Net Interest Margin	3.87%	3.88%	3.95%	4.09%	4.44%	**3.96%**
Core Net Interest Margin	3.85%	3.88%	3.95%	4.09%	4.44%	**3.96%**
Noninterest Income (as reported)	$ 88,255	$ 105,061	$ 124,644	$ 162,541	$ 188,109	**$ 201,025**
Adj: Securities Gains	(1,478)	(2,369)	(1,984)	(21)	(333)	**(9,076)**
Adj: Realized gain on sale of equity investments, net	-	-	-	(3,757)	-	**(22,052)**
Adj: Unrealized gains on equity investment, net	-	-	-	(20,745)	(26,175)	**(761)**
Core Noninterest Income	$ 86,777	$ 102,692	$ 122,660	$ 138,018	$ 161,601	**$ 169,136**
Core Net Revenue	$ 252,769	$ 296,437	$ 343,931	$ 384,492	$ 606,549	**$ 635,091**
Core Net Revenue (tax-equivalent)	$ 255,067	$ 299,407	$ 346,922	$ 385,852	$ 607,764	**$ 636,242**
Core Fee Income %	34.3%	34.6%	35.7%	35.9%	26.6%	**26.6%**
Core Fee Income % (tax-equivalent)	34.0%	34.3%	35.4%	35.8%	26.6%	**26.6%**

[1] Pre-tax adjustments include securities gains, realized/unrealized gains on equity investments, FHLB special dividends, corporate development and restructuring expense, loss on early extinguishment of debt, and contribution to WSFS Community Foundation.
[2] Completed on a fully tax-equivalent basis

39

40 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com